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                                                                  EXHIBIT 10.41

                              MEMORANDUM OF INTENT


         Altera and TSMC are presently contemplating the organization of a USA joint venture, to which Altera, or an affiliate of Altera, expects to make a cash equity investment for the purpose of acquiring a minority ownership position. The parties agree to negotiate in good faith to structure and conclude such a joint venture to the extent that best interests of each party are served.

         The parties have this date entered into Option Agreement 3 under which Altera agrees to pay TSMC an option fee in the amount of *** for certain option capacity to be provided by TSMC in years 1998 through 2001. The parties intend that at any time beginning with the closing of the initial equity contributions to the joint venture and continuing until January 31, 1997, Option Agreement 3 can be superseded at Altera's option and the *** option fee payment can be applied as a credit to Altera's cash investment in the joint venture.

Dated:  October 1, 1995


TAIWAN SEMICONDUCTOR                       ALTERA CORPORATION
MANUFACTURING CO., LTD.


BY:  /s/ DONALD BROOKS                     BY:  /s/ RODNEY SMITH
     -----------------------                    -----------------------
     Donald Brooks                              Rodney Smith
     President                                  President


*** Confidential treatment requested. Omitted portions have been filed separately with the Commission.